INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, effective July 1, 2016, unless otherwise indicated, as follows:

1.	By adding the following new entry to Schedule B:

Concrete, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of July 1, 2016.

Explanation: This amendment provides the manner in which the above Participating Affiliate is implementing the provisions of the Davis-Bacon (Supplement G) feature, effective July 1, 2016, pursuant to prevailing wage legislation impacting ready-mix drivers in California.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the K-Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 19th day of September, 2016.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman